Exhibit 10.19

TRANSACTION PARTY AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of August 11, 2006 among Progressive Concepts, Inc. (“PCI”), a Texas corporation and Teletouch Communications, Inc. (“Teletouch,” and, with PCI, the “Teletouch Entities”), on one hand, and Fortress Credit Corp. (“Fortress”), a Delaware corporation, as agent (“the Agent”) for the Lenders (as hereinafter defined), and as a Lender, on the other.

RECITALS

WHEREAS, pursuant to the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), between TLL Partners, L.L.C. and Fortress, certain obligations of PCI were assumed by TLL Partners, L.L.C., and PCI was conditionally relieved therefrom; and

WHEREAS, in connection with such transaction, PCCI contributed the stock in PCI to TLL Partners, L.L.C. , which in turn contributed the stock in PCI to Teletouch, without separate consideration pursuant to one or more “contribution agreements” dated as of August __, 2006; and

WHEREAS, the execution and delivery of this Agreement by PCI and Teletouch is a condition precedent to the Closing on the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration for the execution by the Agent and the Lenders of the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Unless otherwise defined in the Preamble and Recitals hereof, the definitions, interpretations, accounting terms and determinations, and rules for times set forth in Article I of the Loan Agreement are incorporated herein by reference.

ARTICLE II

REINSTATEMENT OF OBLIGATIONS

Section 2.1. In the event of a breach by PCI or Teletouch of any of the covenants set forth in Article III hereof, or in the event of a breach by any Transaction Party of its covenants set forth in any Transaction Party Agreement, the claims of the Lenders and the Agent against PCI under the Current Loan Agreement, and the Liens against PCI granted in connection with the Current Loan Agreement, including without limitation the PCI Security and the Cingular

Assignments, shall be deemed to have been reinstated ab initio to the fullest extent available under law, as if the conditional release set forth in the Released Documents had never occurred. The Agent is authorized to take such actions and effect such filings as it may deem appropriate to perfect, record, continue or otherwise effect the validity and priority of the liens or security interests set forth in this Section 2.1.

ARTICLE III

NEGATIVE COVENANTS

Section 3.1. Negative Covenants. PCI and Teletouch each covenant and agree with the Agent that, until all Obligations have been indefeasibly paid in full in cash and there exists no commitment by the Lenders which could give rise to any Obligation, each of them will not, without the Agent’s prior written consent in its sole discretion, and Teletouch will not permit PCI to, except as otherwise permitted herein with respect to each such covenant:

(a) Indebtedness. Create, incur, assume or permit to exist, directly or indirectly, any Indebtedness except: (A) the Obligations to the Agent and the Lenders, (B) Permitted Debt (C) Indebtedness which shall be consented to by the Agent in writing in advance, in the Agent’s sole and absolute discretion, and (D) advances received from another Teletouch Entity to fund the borrowing Teletouch Entity’s ordinary course operations as presently constituted.

(b) Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of its properties or assets, or upon any of its equity capital or any other equitable or beneficial interest of any kind of it or any of its subsidiaries, whether now owned or hereafter acquired by it or any of its subsidiaries, in whole or in part, directly or beneficially, and whether now existing or hereafter coming into existence, or any other Negative Pledged Interest of a Transaction Party, other than existing liens, if any, set forth on Exhibit A hereto, Permitted Liens and the Real Estate Mortgage.

(c) Merger. Except for the PCI Reorganization and the pending sale of Teletouch’s paging operations, enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets.

(d) Sale of Assets, etc. Except for the PCI Reorganization, the Real Estate Mortgage, the Thermo Loan, and the pending sale of Teletouch’s paging operations, sell, assign, transfer, convey or lease any of its properties or assets or those of its subsidiaries (except in the ordinary course of its business consistent with past practice), or any interest in all or any substantial part of its property or that of its subsidiaries, or any of its equity capital or that of its subsidiaries or any other equitable or beneficial interest of any kind of it or any of its subsidiaries, whether now owned or hereafter acquired by it or any of its subsidiaries, in whole or in part, directly or beneficially, or purchase or otherwise acquire all or substantially all of the assets of any other Person or any shares of stock of, or similar interest in, any other Person, provided, however, that the Teletouch Entities may effect sales of assets not in the ordinary course of business in an amount not to exceed the Remaining Investment Basket.

(e) Investments. Make any capital contribution to any other Person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any other investment or acquire any interest in, any other Person, provided, however, that the purchase of short-term investment securities for cash management purposes that are characterized as “cash” or “cash equivalents” under GAAP shall not be deemed to be a violation of this negative covenant.

(f) Subsidiaries. Organize or cause to exist any Subsidiaries without the Agent’s prior written consent in its sole and absolute discretion, unless such Subsidiary executes a Transaction Party Agreement in form and substance identical to this Agreement.

(g) Loans and Guaranties. Loan or make advances to any other Person or guarantee, endorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other Person, directly or indirectly, except:

(i) as an endorser of negotiable instruments for the payment of money deposited to its bank account for collection in the ordinary course of its business consistent with past practice;

(ii) trade credit extended in the ordinary course of its business consistent with past practice;

(iii) the posting of letters of credit, collateralized by cash, issued in the ordinary course of business consistent with past practice and in an aggregate amount outstanding at any time not to exceed $2 million;

(iv) advances made in the usual course of its business to its officers and employees for travel and other out-of-pocket expenses incurred by them on its behalf in connection with such business; or

(v) advances made to the other Teletouch Entity to fund such entity’s ordinary course operations as presently constituted.

(h) Restrictions on Stock Sales. Sell, assign, transfer, convey, lease, dispose of, grant a security interest or pledge, authorize or issue, or obligate itself to issue, any other equity security, including options, warrants, or any other equity or debt security convertible into or exercisable for any equity security, or enter into a swap or other exchange, or any derivative transaction relating to, any shares of its equity capital under its organizational documents or any ownership or other beneficial interest therein; provided that (i) Teletouch may sell up to 20% of its capital stock for cash in an arm’s length transaction if in connection and simultaneously with such sale, an equal number of the shares in Teletouch held by TLL Partners are sold to a third party (unless such sale does not occur solely because of the refusal of TLL Partners or the Agent to accept a bona fide offer for such sale), and such third party is neither related to nor an Affiliate of a Transaction Party, at a price equal to the amount paid to Teletouch, and the proceeds of the shares sold by TLL Partners, net of direct expenses of such sale and the actual taxes payable in connection therewith (after taking account of all deductions, net operating and other losses and credits available to the Borrower) and the Operating Expense Amount are paid to Lender; and (ii) Teletouch may grant employee stock options, restricted stock or stock appreciation rights pursuant to the terms of the plan now in effect and disclosed to Agent, and permit the exercise of any stock options heretofore or hereinafter so issued.

(i) Redemption. Purchase, redeem or exchange any equity securities (including the Preferred Units and the Teletouch Warrants) or set aside funds for any such purposes, provided, however, that this subparagraph shall not preclude Teletouch from taking any action required under the terms of its Common Stock Purchase Warrants issued in December, 2002 or the Lott/Delta redemption obligation as described on Schedule II of the Loan Agreement.

(j) Distributions. Pay or set aside funds for the purpose of any distribution to its equity holders.

(k) Executive Compensation. Modify the compensation payable to executives unless and until the modified compensation (i) is approved by the Compensation Committee of the Board of Directors of Teletouch (which committee shall consist of directors satisfying the independence standards applicable to compensation committees of issuers that have securities listed on the American Stock Exchange), and (ii) is in accordance with the recommendations of independent compensation consultants engaged by such committee as reflective of market standards applicable to executives in comparable positions. This paragraph shall also apply to any additional grant of employee options, even if such option grant is otherwise within the scope of an existing option program (except that the requirement of an independent consultant shall apply only to the options issued to executives).

ARTICLE IV

MISCELLANEOUS

Section 4.1. No Waivers; Remedies Cumulative. Neither any failure nor any delay on the part of the Agent in exercising any right, power or remedy hereunder, under any Loan Document or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, remedies, powers and privileges provided in this Agreement are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

Section 4.2. Amendments; Waivers. This Agreement may not be amended, modified or otherwise supplemented except in writing signed by the parties hereto. In the case of any waiver of an Event of Default, the event so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

Section 4.3. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT PURSUANT TO MANDATORY CHOICE OF LAW RULES, THE PERFECTION, AND THE EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY, IS GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR AGENT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER

LOAN DOCUMENTS MAY AT AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH TRANSACTION PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH TRANSACTION PARTY DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10010

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO EACH OF THE UNDERSIGNED IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. CONTEMPORANEOUS WITH THE SERVICE OF PROCESS ON THE AUTHORIZED AGENT, THE AGENT WILL DELIVER COPIES OF ANY SUCH PROCEEDINGS VIA OVERNIGHT COURIER TO ROBERT M. MCMURREY AT THE BORROWER’S ADDRESS SET FORTH IN THE AGREEMENT. EACH OF THE UNDERSIGNED (I) SHALL GIVE PROMPT NOTICE TO EACH OF THE UNDERSIGNED OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS) AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN THE STATE OF NEW YORK, OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 4.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of the Loan Documents shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.

Section 4.5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects thereof.

Section 4.6. Severability of the Loan Documents. In case any provision of the Loan Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.7. Titles and Subtitles; Construction. The titles of the Sections and Subsections of the Loan Documents are for convenience of reference only and are not to be considered in construing the Loan Documents. All words used in the Loan Documents shall be construed to be of such gender or number as the circumstances require.

Section 4.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to an Lender, upon any breach or default of a Transaction Party under the Loan Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by an Lender of any breach or default under the Loan Documents, or any waiver by an Lender of any provisions or conditions of the Loan Documents must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under the Loan Documents, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

Section 4.9. Notices. All notices, consents, waivers, and other communications under the Loan Documents must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by a nationally recognized overnight delivery service (e.g., Federal Express) or (c) one business day after mailed to the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties), or in the case of the other Transaction Parties, the addresses set forth on Schedule VI:

To PCI:	Progressive Concepts, Inc.
5718 Airport Freeway
Fort Worth, Texas 76117
Attention: Robert M. McMurrey, Chairman & CEO
Facsimile: (817) 654-6672

To Teletouch:	Teletouch Communications, Inc.
5718 Airport Freeway
Fort Worth TX 76117
Attention: Thomas A. Hyde, Jr., CEO
Facsimile: (817) 654-6220

With copy to:	Bracewell & Giuliani LLP
711 Louisiana St., Ste 2300
Houston, Texas 77002-2770
Attention: Tom Manford
Facsimile: (713) 221-1212

To the Agent or Lender:	1345 Avenue of the Americas
New York, New York, 10105
telecopier no. (212) 798-6099
Attention: Chief Financial Officer

with a copy to	Northlight Financial LLC,
1330 Avenue of the Americas
New York, New York 10019
telecopier no. (212) 247-0002

Section 4.10. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

Section 4.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY UNDER OR IN CONNECTION WITH THIS AGREEMENT ANY OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

PROGRESSIVE CONCEPTS, INC.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey
Chief Executive Officer

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr.
Chief Executive Officer

FORTRESS CREDIT CORP., as Agent and as a Lender

By:	/s/ Dean Dakolias
Dean Dakolias
Chief Credit Officer

Signature Page

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Transaction Party Agreement